Exhibit 99.1

MAD CATZ® REPORTS FISCAL 2015 SECOND QUARTER FINANCIAL RESULTS

San Diego, CA – November 6, 2014 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT/TSX: MCZ), today announced financial results for the fiscal 2015 second quarter ended September 30, 2014.

Key Highlights of Fiscal 2015 Second Quarter and Subsequent:

•	Fiscal 2015 second quarter net sales increased 26% to $22.5 million, driven by a 162% increase in net sales across APAC, a 15% increase in EMEA and an 8% increase in the Americas;

•	Gross margin improved to 30.0%, compared to 26.7% in the prior year quarter;

•	Total operating expenses decreased 15% from the prior year period to $7.2 million;

•	Diluted loss per share was ($0.01) for the fiscal 2015 second quarter, compared to a diluted loss per share of ($0.07) last year;

•	Net position of bank loan, less cash, of $8.9 million at September 30, 2014, compared to $11.4 million at September 30, 2013;

•	Shipped new range of Tritton® Xbox One™ licensed headsets;

•	Shipped Pro Racing™ Force Feedback Wheel and Pedals for Xbox One;

•	Announced M.M.O.TE™ (Tournament Edition) Gaming Mouse for Windows PC and Mac;

•	Announced S.T.R.I.K.E.TE™ (Tournament Edition) Gaming Keyboard for Windows PC and Mac; and,

•	Filed a $30 million universal shelf registration statement.

Summary of Financials

(in thousands, except margins and per share data)

	Three Months				Six Months
	Ended September 30,				Ended September 30,
	2014	2013	Change		2014	2013	Change
Net sales	$22,467	$17,839	26%		$39,214	$36,523	7%
Gross profit	6,731	4,770	41%		11,794	10,135	16%
Total operating expenses	7,155	8,387	(15%)		13,349	15,870	(16%)

Operating loss	(424)	(3,617)	(88%)		(1,555)	(5,735)	(73%)

Net loss	(922)	(4,545)	(80%)		(2,167)	(6,610)	(67%)

Net loss per share, basic and diluted	($0.01)	($0.07)	(33%)		($0.03)	($0.10)	(33%)

Gross margin	30.0%	26.7%	320	bps	30.1%	27.7%	230	bps
Adjusted EBITDA (loss) (1)	($111)	($3,005)	(96%)		($557)	($4,130)	(87%)

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 7.

Commenting on the Company’s fiscal 2015 second quarter results, Darren Richardson, President and Chief Executive Officer of Mad Catz, said, “Our results for the quarter were in-line with our previously expressed expectations of year-over-year net sales growth. Sales of our console products are rebounding on the back of the hugely successful next gen console launches, providing us with great optimism for future performance. We also have exciting new products for the PC and Mac that will be launching shortly and, while the smart device opportunity is still in the early stages, there are some clear signs that it’s gaining traction. We are on track with our goal of returning to sales growth and profitability in fiscal 2015.”

Summary of Key Sales Metrics

	Three Months			Six Months
	Ended September 30,			Ended September 30,
	2014	2013	Change	2014	2013	Change
Net Sales by Geography (in thousands)
EMEA	$10,904	$9,477	15%	$19,278	$19,592	(2%)
Americas	7,260	6,718	8%	12,709	13,318	(5%)
APAC	4,303	1,644	162%	7,227	3,613	100%

	$22,467	$17,839	26%	$39,214	$36,523	7%

Sales by Platform as a % of Gross Sales
PC and Mac	43%	49%		45%	48%
Next gen consoles (a)	21%	1%		17%	—%
Universal	20%	30%		22%	28%
Smart devices	11%	2%		10%	1%
Legacy consoles (b)	5%	17%		6%	22%
All others	—%	1%		—%	1%

	100%	100%		100%	100%

Sales by Category as a % of Gross Sales
Audio	39%	41%		39%	43%
Specialty controllers	25%	16%		24%	17%
Mice and keyboards	22%	32%		23%	31%
Controllers	9%	1%		9%	1%
Accessories	4%	8%		4%	7%
Games and Other	1%	2%		1%	1%

	100%	100%		100%	100%

Sales by Brand as a % of Gross Sales
Tritton	37%	37%		37%	38%
Mad Catz	34%	49%		34%	48%
Saitek	18%	13%		18%	12%
Other	11%	1%		11%	2%

	100%	100%		100%	100%

(a)	Includes products developed for Xbox One, PlayStation 4 and Wii U.
(b)	Includes products developed for Xbox 360, PlayStation 3 and Wii.

Karen McGinnis, Chief Financial Officer of Mad Catz, commented, “We are pleased with our to return to top-line growth for the quarter and year-to-date and remain confident that our business strategy, product offerings and financial position will help us return to sales growth and profitability in fiscal 2015. We remain focused on effectively managing our inventory, expenses and accounts receivable while positioning the Company in the best way possible to fully benefit from the upcoming holiday season.”

The Company will host a conference call and simultaneous webcast on November 6, 2014, at 5:00 p.m. ET, which can be accessed by dialing (212) 231-2930. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “About Us/Investor Relations”) or for seven days via telephone at (800) 633-8284 (reservation #21738355) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT/TSX: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz products cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. Mad Catz distributes its products through its online store as well as distribution via many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release are the following: the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first-party price reductions; availability of capital under our credit facility; commercial acceptance of new in-home gaming consoles; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; unanticipated product delays; or a downturn in the market or industry. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements as a result of new information or future events or developments, except as may be require by applicable law. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Contact:	Joseph Jaffoni, Norberto Aja, Jim Leahy
Karen McGinnis.	JCIR
Chief Financial Officer	mcz@jcir.com or (212) 835-8500
Mad Catz Interactive, Inc.
kmcginnis@madcatz.com or (858) 790-5040

- TABLES FOLLOW -

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months		Six Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Net sales	$22,467	$17,839	$39,214	$36,523
Cost of sales	15,736	13,069	27,420	26,388

Gross profit	6,731	4,770	11,794	10,135

Operating expenses:
Sales and marketing	3,477	3,923	5,889	6,829
General and administrative	2,722	3,015	5,873	6,248
Research and development	846	1,167	1,368	2,178
Acquisition related items	—	53	—	152
Amortization of intangible assets	110	229	219	463

Total operating expenses	7,155	8,387	13,349	15,870

Operating loss	(424)	(3,617)	(1,555)	(5,735)
Other (expense) income:
Interest expense, net	(167)	(135)	(325)	(253)
Foreign currency exchange loss, net	(382)	(392)	(417)	(416)
Change in fair value of warrant liability	74	(317)	55	(334)
Other (expense) income	(2)	26	79	97

Total other expense	(477)	(818)	(608)	(906)

Loss before income taxes	(901)	(4,435)	(2,163)	(6,641)
Income tax (expense) benefit	(21)	(110)	(4)	31

Net loss	($922)	($4,545)	($2,167)	($6,610)

Net loss per share:

Basic	($0.01)	($0.07)	($0.03)	($0.10)

Diluted	($0.01)	($0.07)	($0.03)	($0.10)

Shares used in per share computations:

Basic	64,149,124	63,689,909	64,115,591	63,584,235

Diluted	64,149,124	63,689,909	64,115,591	63,584,235

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30,	March 31,
	2014	2014
ASSETS
Current assets:
Cash	$1,666	$1,496
Accounts receivable, net	12,024	8,059
Other receivables	1,313	1,531
Inventories	20,097	17,189
Deferred tax assets	918	926
Income tax receivable	895	895
Prepaid expenses and other current assets	1,906	1,605

Total current assets	38,819	31,701
Deferred tax assets	1,293	1,334
Other assets	366	499
Property and equipment, net	2,544	2,737
Intangible assets, net	2,803	3,022

Total assets	$45,825	$39,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank loan	$10,535	$5,612
Accounts payable	18,187	13,661
Accrued liabilities	5,177	4,874
Note payable	1,045	1,336
Income taxes payable	18	330

Total current liabilities	34,962	25,813
Note payable, less current portion	900	1,023
Warrant liability	20	75
Deferred tax liabilities	173	178
Other long-term liabilities	130	78

Total liabilities	36,185	27,167
Shareholders’ equity:
Common stock	61,323	60,847
Accumulated other comprehensive loss	(2,552)	(1,757)
Accumulated deficit	(49,131)	(46,964)

Total shareholders’ equity	9,640	12,126

Total liabilities and shareholders’ equity	$45,825	$39,293

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months
	Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	($2,167)	(6,610)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,060	1,409
Accrued and unpaid interest expense on note payable	10	—
Amortization of deferred financing fees	36	16
Loss on disposal of assets	6	—
Stock-based compensation	240	347
Change in fair value of contingent consideration	—	(711)
Change in fair value of warrant liability	(55)	334
Provision for deferred income taxes	44	(2)
Changes in operating assets and liabilities:
Accounts receivable	(4,195)	4,105
Other receivables	205	(940)
Inventories	(3,077)	(3,697)
Prepaid expenses and other current assets	(319)	(992)
Other assets	187	(65)
Accounts payable	4,332	3,332
Accrued liabilities	285	(280)
Income taxes receivable/payable	(330)	(262)

Net cash used in operating activities	(3,738)	(4,016)

Cash flows from Investing activities:
Purchases of property and equipment	(686)	(690)

Net cash used in investing activities	(686)	(690)

Cash flows from financing activities:
Borrowings on bank loan	29,220	34,417
Repayments on bank loan	(24,297)	(30,035)
Payment of financing fees	(50)	(15)
Repayments on note payable	(469)	—
Proceeds from exercise of stock options	236	188
Payment of contingent consideration	—	(787)

Net cash provided by financing activities	4,640	3,768

Effects of foreign currency exchange rate changes on cash	(46)	72

Net increase (decrease) in cash	170	(866)
Cash, beginning of period	1,496	2,773

Cash, end of period	$1,666	$1,907

Supplementary Data

Adjusted EBITDA (Loss) Reconciliation (non-GAAP)

(in thousands)

(Unaudited)

	Three Months		Six Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Net loss	($922)	($4,545)	($2,167)	($6,610)
Adjustments:
Depreciation and amortization	580	731	1,096	1,425
Stock-based compensation	117	194	240	347
Change in fair value of warrant liability	(74)	317	(55)	334
Acquisition related items	—	53	—	152
Interest expense, net	167	135	325	253
Income tax expense (benefit)	21	110	4	(31)

Adjusted EBITDA (loss)	($111)	($3,005)	($557)	($4,130)

Adjusted EBITDA (loss), a non-GAAP financial measure, represents net loss before interest, taxes, depreciation and amortization, stock-based compensation, the gain/loss on the change in the fair value of the related warrant liability, goodwill impairment, if any, and acquisition related items. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles in the United States. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. We use Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.